AMENDMENT TO AGREEMENT AND PLAN OF MERGER

               AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of October 21, 1998 ("Amendment"), by and among Arrow Electronics, Inc., a New York corporation ("Parent"), Lear Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Sub") and Richey Electronics, Inc., a Delaware corporation (the "Company").

               WHEREAS, Parent, Sub and the Company have entered into an Agreement and Plan of Merger dated as of September 30, 1998 (the "Merger Agreement"); and

               WHEREAS, Parent, Sub and the Company desire to amend certain provisions of the Merger Agreement;

               NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree that:

1. The first sentence of Section 5.15(a) shall be amended by deleting the word "ten" and adding the word "five" in lieu thereof.

2. Section 8.1 shall be amended by adding the section number ",5.21" after the section number "5.15" and before the word "and".

               Except as specifically amended hereby, the Merger Agreement shall remain in full force and effect in accordance with its terms.

               This Amendment shall be governed and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of law principles thereof.

               This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.


               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.


                                        ARROW ELECTRONICS, INC.


                                        By: /s/ Robert E. Klatell
                                            ---------------------
                                            Name:  Robert E. Klatell
                                            Title: Executive Vice President

                                        LEAR ACQUISITION CORP.

                                        By: /s/ Robert E. Klatell
                                            ---------------------
                                            Name:  Robert E. Klatell
                                            Title: President

                                        RICHEY ELECTRONICS, INC.

                                        By: /s/ Richard N. Berger
                                            ---------------------
                                            Name:  Richard N. Berger
                                            Title: Vice President